The Power of We™ February 18, 2014 Avaya Q1 2014 Earnings Call

© 2014 Avaya 2 Forward - Looking Statements Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2013 Form 10-K filed with the SEC on November 22, 2013. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 8-K filed with the SEC on February 18, 2014. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors None of the information included on the website is incorporated by reference in this presentation.

© 2014 Avaya 3 Fiscal Q1 2014 Key Messages  Avaya remains committed to innovation in its product portfolio  Avaya is focused on bringing the Go-To-Market approach for our products and services into better alignment with the needs of the enterprise and mid-market segments  Avaya’s Q1 financial performance reflects another quarter of solid execution against its strategy  Avaya has taken further actions to strengthen its balance sheet “Avaya’s first quarter results demonstrated progress in the execution of our strategy and improved operational efficiency.” said Kevin Kennedy, president and CEO. “We delivered year-over-year profitability improvements and increased cash while advancing our business model. Avaya remains focused on execution and aligning our organization to optimize our innovative product portfolio while pursuing new and attractive market opportunities.”

© 2014 Avaya 4 Fiscal Q1 2014 Financial Highlights (Amounts other than Revenue are non-GAAP)  Revenue of $1,158 million down from the prior quarter – 3.5% sequential decrease is consistent with typical seasonality – 3rd sequential quarter of product revenue growth in Networking – Government-related revenue essentially flat with Q4 – Product Book-to-Bill was greater than 1 for total of non-US geographies  Gross margin decreased from the record level of Q4 to 57.2% for Q1  Operating income of $196 million – Operating margin of 16.9%  Adjusted EBITDA of $240 million or 20.7% of revenue

© 2014 Avaya 5 Fiscal Q1 2014 Financial Highlights - Continued (Amounts other than Cash Flow and Cash are non-GAAP)  Cash and cash equivalents balance of $300 million as of 12/31/13  Cash flow from operations was $64 million versus $52 million in Q4  Three capital structure events subsequent to quarter end: – Sale of Westminster facility completed on January 14th – Adds approximately $58 million cash proceeds – TLB-6 Refinancing funded at 6.5% on February 5th – Replaces 8.0% TLB-5 – Expect total savings through maturity of slightly more than $50 million – Sale of ITPS announced on February 18th – Aggregate purchase price of $100 million

© 2014 Avaya 6 Income Statement (All amounts non-GAAP, other than Revenue, and dollars in millions) FQ1 2014 FQ4 2013 FQ1 2013 Revenue: Product $574 $617 $631 Services $584 $583 $609 Total Revenue $1,158 $1,200 $1,240 Gross Margin: Product 60.3% 62.4% 58.6% Services 54.1% 53.5% 52.4% Total Gross Margin 57.2% 58.1% 55.6% Operating Margin 16.9% 20.3% 15.6% Adjusted EBITDA $240 $295 $251 Adjusted EBITDA % 20.7% 24.6% 20.2% * For reconciliation of Gross Margins and adjusted EBITDA for the fourth quarter of 2013 see our Form 8-K filed with the SEC on November 20,2013 at www.sec.gov. .

© 2014 Avaya 7 Revenue by Geographic Region (Amounts GAAP and dollars in millions) FQ1 2014 FQ4 2013 FQ1 2013 Revenue U.S. $631 $659 $670 EMEA $303 $313 $331 APAC $114 $113 $123 AI $110 $115 $116 Total $1.158 $1,200 $1,240 % of Total Revenue U.S. 54% 55% 54% EMEA 26% 26% 27% APAC 10% 9% 10% AI 10% 10% 9% Total 100% 100% 100%

© 2014 Avaya 8 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ1 2014 FQ4 2013 FQ1 2013 Total Cash and Cash Equivalents $300 $288 $285 Cash from Operations $64 $52 $6 Capital Expenditures and Capitalized Software $33 $34 $30 Days Sales Outstanding 53 54 55 Inventory Turns 9.1 8.5 8.9 Headcount * 14,209 14,315 16,393 Annualized Quarterly Revenue/ Headcount as of 12/31/2013 ($K) $326 $335 $303 * Q4 2013 Headcount amount shown is net of reductions associated with actions effective on 9/30/13 FQ1 2014 Cash and Cash Equivalents do not include ~$58 million in proceeds from January sale of Westminster Colorado facility

© 2014 Avaya 9 Financial Summary ($M) Non-GAAP 4Q13 Actual 1Q14 Actual Business Model Revenue $1,200 $1,158 $1,100 – $1,150 Gross Margin % 58.1% 57.2% 58.5% – 59.5% Oper Expense % 37.8% 40.2% 38.5% – 39.5% Oper Income % 20.3% 16.9% 19% – 20.5% Adj EBITDA $ $295 $240 $250 – $275 Adj EBITDA % 24.6% 20.7% 22.7% – 23.9% Q1 Revenue - down 3.5% sequentially – Consistent with seasonality – 3rd sequential quarter of Networking growth YoY increases in: – Gross Margin % – Operating Income % – Adjusted EBITDA % Q1 Ending Cash: $300M – Additional ~$58M after quarter-end from facility sale – Annual cash requirements expected to decline to ~$925M in FY 2015  We have structured our cost improvement initiatives such that, if the quarterly revenue is between $1.1 billion and $1.15 billion, our operational structure, absent any incremental investments, would be expected to generate adjusted EBITDA in the range of $250 and $275 million  We expect temporary Sales & Marketing/other investments (initiated in Q1) to continue to negatively impact FY 2014 Adjusted EBITDA as a percentage of revenue by 1-2% versus the business model range For a reconciliation of non-GAAP to GAAP financial information, please see our most recent SEC filings and the tables at the end of this presentation * Reflects the fact that previously announced cost savings initiatives are targeted to be realized by the end of 2Q14 FY 11 FY 12 1QF13 4QF13 1QF14 Legacy 20% 16% 15% 12% 13% Flagship 19% 20% 22% 24% 24% Products & Services* (% of Total Avaya Revenue) * - Legacy includes legacy Nortel and Tenovis, excluding Networking - Fl gship includes Video, vaya Aura®, IP Office, leading edge Contact Center, SBC, and cloud and managed Services - Not categorized includes phones, gateways, servers, core contact center, and other managed and maintenance support services For a reconciliation of non-GAAP to GAAP financial information, please see the appendix.

© 2014 Avaya 10 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 2014 2015 2016 2017 2018 2019 2020 2021 Avaya Debt Maturity Profile ($ in Billions, by calendar year) Senior Secured Bonds (9%) Senior Secured Bonds (7%) Cash Pay Notes (9.75%) PIK Toggle Notes (10.125%) TLB – 6 (6.5%) TLB – 4 (7.5%) TLB – 3 (4.8%) 2nd Lien Bonds (10.5%)  No significant debt maturities until 2017 and beyond  Amortization of $38M, paid annually against term loan amounts  TLB – 6 funded on February 5th at 6.5%; replaced 8.0% TLB – 5 0.15 2.0 1.1 1.3 1.4

© 2014 Avaya 11 Upcoming Investor Events (See www.avaya.com/investors for additional details)  Tuesday, February 25, 2014 – JP Morgan Global High Yield and Leveraged Finance Conference – Presenter: Dave Vellequette, CFO – Presentation Time: 1:00 PM Pacific / 4:00 PM Eastern  Thursday, March 6, 2014 – Morgan Stanley Technology, Media, and Telecom Conference – Presenter: Dave Vellequette, CFO – Presentation Time: 9:20 AM Pacific / 12:20 PM Eastern  Wednesday, March 19, 2014 – Goldman Sachs Fifth Annual TMT Leveraged Finance Conference – Presenter: Dave Vellequette, CFO – Presentation Time: 11:30 AM Pacific / 2:30 PM Eastern Webcast links and details with supporting slides will be available for each of these events. See the investor pages of our website www.avaya.com/investors

© 2014 Avaya 12 Non-GAAP Reconciliation Adjusted EBITDA * For reconciliation of adjusted EBITDA for the fourth quarter of 2013 see our Form 10-K filed with the SEC on November 22,2013 at www.sec.gov. . 2013 2012 Net loss (54)$ (85)$ Interest expense 119 108 Interest income - (1) Provision for (benefit from) income taxes 27 (9) Depreciation and amortization 118 114 210 127 Restructuring charges, net 7 84 Sponsors' fees 2 2 Integration-related costs 2 4 Loss on extinguishment of debt - 3 Third-party fees expensed in connection with the debt modification - 4 Non-cash share-based compensation 6 2 Other 2 - (Gain) loss on foreign currency transactions (2) 2 Pension/OPEB/nonretirement postemployment benefits and long-term disability costs 13 23 Adjusted EBITDA 240$ 251$ EBITDA For the three months ended December 31, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions)

AVAYA

Non-GAAP Reconciliation
Gross Margin and Operating Income

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	For the Three Months Ended				
	Dec. 31, 2012	**Mar. 31, 2013**	**June 30, 2013**	**Sept. 30, 2013**	**Dec. 31, 2013**
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin					
GAAP Gross Profit	$ 666	$ 586	$ 627	$ 681	$ 645
GAAP Gross Margin	53.7%	52.4%	54.5%	56.8%	55.7%
Items excluded:					
Amortization of acquired technology intangible assets	22	14	13	14	14
Impairment of capitalized software development costs	-	-	1	-	-
Share-based compensation	1	-	2	2	3
Purchase accounting adjustments	-	-	1	-	-
Non-GAAP Gross Profit	$ 689	$ 600	$ 644	$ 697	$ 662
Non-GAAP Gross Margin	55.6%	53.7%	56.0%	58.1%	57.2%
Reconciliation of Non-GAAP Operating Income					
GAAP Operating Income (Loss)	$ 23	$ (72)	$ 14	$ 113	$ 91
Percentage of Revenue	2%	-6%	1%	9%	8%
Items excluded:					
Amortization of acquired assets	79	71	70	70	71
Restructuring and impairment charges, net	84	18	63	35	7
Acquisition/integration-related costs	5	6	5	4	3
Share-based compensation	2	1	4	4	6
Impairment of capitalized software development costs	-	-	1	-	-
Incremental accelerated depreciation associated with vacating facilities	-	-	3	18	16
Other	-	-	-	-	2
Goodwill impairment	-	89	-	-	-
Resolution of legal matters	-	-	10	-	-
Purchase accounting adjustments	-	-	1	-	-
Non-GAAP Operating Income	$ 193	$ 113	$ 171	$ 244	$ 196
Percentage of Revenue	15.6%	10.1%	14.9%	20.3%	16.9%

© 2014 Avaya

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Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	For the Three Months Ended				
	Dec. 31, 2012	**Mar. 31, 2013**	**June 30, 2013**	**Sept. 30, 2013**	**Dec. 31, 2013**
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 631	$ 529	$ 560	$ 617	$ 574
Costs (exclusive of amortization of acquired technology intangible assets)	261	236	234	232	228
Amortization of acquired technology intangible assets	22	14	13	14	14
GAAP Gross Profit	348	279	313	371	332
GAAP Gross Margin	55.2%	52.7%	55.9%	60.1%	57.8%
Items excluded:					
Amortization of acquired technology intangible assets	22	14	13	14	14
Impairment of capitalized software development costs	-	-	1	-	-
Purchase accounting adjustments	-	-	1	-	-
Non-GAAP Gross Profit	$ 370	$ 293	$ 328	$ 385	$ 346
Non-GAAP Gross Margin	58.6%	55.4%	58.5%	62.4%	60.3%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 609	$ 589	$ 590	$ 583	$ 584
Costs	291	282	276	273	271
GAAP Gross Profit	318	307	314	310	313
GAAP Gross Margin	52.2%	52.1%	53.2%	53.2%	53.6%
Items excluded:					
Share-based compensation	1	-	2	2	3
Non-GAAP Gross Profit	$ 319	$ 307	$ 316	$ 312	$ 316
Non-GAAP Gross Margin	52.4%	52.1%	53.6%	53.5%	54.1%

© 2014 Avaya
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